Exhibit 3.2

BYLAWS

OF

VIRGIN AMERICA INC.,

a Delaware corporation

Amended and Restated on December 14, 2016

i

TABLE OF CONTENTS

(continued)

ii

BYLAWS

OF

VIRGIN AMERICA INC.,

a Delaware corporation

ARTICLE I.

OFFICES

Section 1.    Registered Office. The registered office of Virgin America Inc., a Delaware corporation (hereinafter called the “Corporation”), shall be at such place in the State of Delaware as shall be designated by the Board of Directors (the “Board”).

Section 2.    Principal Office. The principal office for the transaction of the business of the Corporation shall be at such place as may be established by the Board. The Board is granted full power and authority to change said principal office from one location to another.

Section 3.    Other Offices. The Corporation may also have an office or offices at such other places, either within or without the State of Delaware, as the Board may from time to time designate or the business of the Corporation may require.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

Section 1.    Annual Meeting. An annual meeting of the stockholders for the election of directors shall be held at such place, if any, either within or without the State of Delaware, as shall be designated on an annual basis by the Board and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, if any, either within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Any other proper business may be transacted at the annual meeting.

Section 2.    Notice of Annual Meeting. Written notice of the annual meeting stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 3.    Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, or cause a third party to prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 4.    Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed in the Corporation’s Certificate of Incorporation (as amended or restated from time to time, the “Certificate of Incorporation”) or by statute, may be called at any time by (i) the Chief Executive Officer, (ii) the President, (iii) the Board, (iv) at the written request of two or more directors, or (v) one or more stockholders owning of record, on the date the notice described in Section 5 of this Article II is received by the Secretary of the Corporation, a majority or more of the entire capital stock of the Corporation issued and outstanding and entitled to vote.

Section 5.    Notice of Special Meetings. As soon as reasonably practicable after receipt of a request as provided in Section 4 of this Article II, written notice of a special meeting, stating the place, if any, date (which shall be not less than ten nor more than sixty days from the date of the notice) and hour of the special meeting, the means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such special meeting, and the purpose or purposes for which the special meeting is called, shall be given to each stockholder entitled to vote at such special meeting.

Section 6.    Scope of Business at Special Meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 7.    Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting as provided in Section 5 of this Article II.

Section 8.    Qualifications to Vote. The stockholders of record on the books of the Corporation at the close of business on the record date as determined by the Board and only such stockholders shall be entitled to vote at any meeting of stockholders or any adjournment thereof.

Section 9.    Record Date. The Board may fix a record date for the determination of the stockholders entitled to notice of or to vote at any stockholders’ meeting and at any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action. The record date shall not be more than sixty nor less than ten days before the date of such meeting, and not more than sixty days prior to any other action. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 10.    Action at Meetings. When a quorum is present at any meeting, the vote of the holders of a majority of the shares of stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of applicable law or of the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 11.    Voting and Proxies. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless it is coupled with an interest sufficient in law to support an irrevocable power.

Section 12.    Action by Stockholders Without a Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding stock of the Corporation and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware (by hand or by certified or registered mail, return receipt requested), to its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

An electronic transmission consenting to an action to be taken and transmitted by a stockholder or by a person authorized to act for a stockholder, shall be deemed to be written, signed and dated for the purposes of this Section 12, provided that such electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the electronic transmission was transmitted by the stockholder or by a person authorized to act for the stockholder and (ii) the date on which such stockholder or authorized person transmitted such electronic transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to its registered office in Delaware (by hand or by certified or registered mail, return receipt requested), to its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Notwithstanding the foregoing limitations on delivery, consents given by electronic transmission may be otherwise delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner in which the Board may from time to time determine. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Section 13.    Meeting by Remote Communication. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders not physically present at a meeting of stockholders may, by means of remote communication participate in a meeting of stockholders and be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at such meeting by means of remote communication is a stockholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders a reasonable opportunity to participate in such meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of such meeting substantially concurrently with such proceedings, and (iii) if any stockholder votes or takes other action at such meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 14.    Conduct of Meeting. The Chairman of the Board shall preside as Chairman at all meetings of the stockholders. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the Chairman. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the Chairman of the meeting shall have the right and authority to convene and (for any or no reason) to postpone, recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or the Chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures for removal of disruptive persons from the meeting); (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The Chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting (including, without limitation, determinations with respect to the administration and/or interpretation of any of the rules, regulations or procedures of the meeting, whether adopted by the Board or prescribed by the Chairman of the meeting), shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if the Chairman should so determine, the Chairman shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. The Chairman shall conduct each such meeting in a businesslike and fair manner, but shall not be obligated to follow any technical, formal, or parliamentary rules or principles of procedure, unless and to the extent determined otherwise by the Board. The Chairman’s rulings on procedural matters shall be conclusive and binding on all stockholders.

ARTICLE III. DIRECTORS

Section 1.    Powers. The business of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by applicable law or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 2.    Number; Election; Tenure and Qualification. Unless otherwise provided in the Certificate of Incorporation, the number of directors which shall constitute the whole board shall be fixed from time to time by resolution of the Board or by the Stockholders at an annual meeting of the Stockholders (unless the directors are elected by written consent in lieu of an annual meeting as provided in Article II, Section 12). With the exception of the first Board of Directors, which shall be elected by the incorporator, and except as provided in the Corporation’s Certificate of Incorporation or in Section 3 of this Article III, the directors shall be elected at the annual meeting of the stockholders by a majority vote of the shares entitled to vote and represented in person or by proxy and each director elected shall hold office until his or her successor is elected and qualified unless he or she shall resign, become disqualified, disabled, or otherwise removed. Directors need not be stockholders.

Section 3.    Vacancies and Newly Created Directorships. Unless otherwise provided in the Certificate of Incorporation, vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. The directors so chosen shall serve until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by applicable law. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Section 4.    Location of Meetings. The Board of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 5.    Meeting of Newly Elected Board of Directors. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board, or as shall be specified in a written waiver signed by all of the directors.

Section 6.    Regular Meetings. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board; provided that any director who is absent when such a determination is made shall be given notice of such location.

Section 7.    Special Meetings. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer, or the Secretary or by any two directors.

Special meetings of the Board shall be held upon not less than four days’ written notice or not less than 24 hours’ notice given personally or by telephone, or sent by facsimile, electronic mail or other electronic transmission addressed to each director to the extent and in the manner permitted by applicable law. Any such notice shall be addressed or delivered to each director at such director’s address as is shown upon the records of the corporation or as may have been given to the corporation by the director for the purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held.

Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mail, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic transmission, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

Section 8.    Quorum and Action at Meetings. At all meetings of the Board, a majority of the directors then in office (provided, however, such number shall not be less than one-third of the total number of directors) shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9.    Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in accordance with applicable law.

Section 10.    Telephonic Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 11.    Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Each committee shall have such name as may be determined from time to time by resolution adopted by the Board.

Section 12.    Committee Authority. Subject to the limitations of applicable law, any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

Section 13.    Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board when required to do so by the Board.

Section 14.    Directors’ Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 15.    Resignation. Any director or officer of the Corporation may resign at any time. Each such resignation shall be made in writing or by electronic transmission delivered to the Board, the Chief Executive Officer, the President or the Secretary and shall take effect at the time specified therein, or, if no time is specified, at the time of its receipt by either the Board, the Chief Executive Officer, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective unless expressly so provided in the resignation.

Section 16.    Removal. Unless otherwise restricted by the Certificate of Incorporation, these Bylaws or applicable law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

ARTICLE IV.

NOTICES

Section 1.    Notice to Stockholders. Whenever, under the provisions of applicable statutory law or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any stockholder, it shall not be construed to mean personal notice, but such notice may be given (i) by electronic transmission when such stockholder has consented to the delivery of notice in such form, and such notice shall be deemed to be given when directed to the proper facsimile number, electronic mail address or other proper electronic destination or (ii) in writing, by mail, addressed to such stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 2.    Waiver. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a written waiver thereof, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. The written or electronic waiver need not specify the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Attendance at the meeting is not a waiver of any right to object to the consideration of matters required by the General Corporation Law of the State of Delaware to be included in the notice of the meeting but not so included, if such objection is expressly made at the meeting.

ARTICLE V.

OFFICERS

Section 1.    Appointment. The officers of the Corporation shall be appointed by the Board and shall include a Chief Executive Officer, a President, a Secretary, a Treasurer or Chief Financial Officer and such other officers with such other titles as the Board shall determine. The Board may elect from among its members a Chairman or Chairmen of the Board and a Vice Chairman of the Board. The Board may also choose one or more Vice-Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

Section 2.    Election. The Board at its first meeting after each annual meeting of stockholders shall elect a President, a Secretary, a Treasurer or Chief Financial Officer and such other officers with such other titles as the Board shall determine.

Section 3.    Appointment of Other Agents. The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 4.    Compensation. Subject to applicable law, the compensation of all officers elected by the Board of Directors shall be approved or authorized by the Board of Directors, by a committee of the Board to whom such authority has been delegated or by the Chairman of the Board when so authorized by the Board, and the compensation of all officers appointed by the Chairman of the Board shall be set by the Chairman of the Board or as designated by the Board. The compensation of agents of the Corporation shall, unless fixed by the Board, be fixed by the Chief Executive Officer (if any), President or any Vice-President of the Corporation.

Section 5.    Tenure. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board may be removed at any time by the affirmative vote of a majority of the directors of the Board. Any vacancy occurring in any office of the Corporation shall be filled by the Board.

Section 6.    Chairman of the Board and Vice-Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Board and of the stockholders at which the Chairman shall be present. The Chairman shall have and may exercise such powers as are, from time to time, assigned to the Chairman by the Board and as may be provided by law. In the absence of the Chairman of the Board, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board and of the stockholders at which the Vice Chairman shall be present. The Vice Chairman shall have and may exercise such powers as are, from time to time, assigned to such person by the Board and as may be provided by law.

Section 7.    Chief Executive Officer. The Chief Executive officer shall have general and active management, supervision, direction, and control of the business of the Corporation. He or she shall assist in the management of the Corporation, and in the absence or disability of or upon the delegation by the Chairman of the Board, he or she shall preside at all meetings of stockholders and of the Board. He or she shall report from time to time to the Board all matters within his or her knowledge which the interest of the Corporation may require to be brought to the attention of the Board. The Chief Executive Officer shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation and shall exercise such powers and perform such duties as generally pertain or are necessarily incidental to his or her office and shall have such other powers and perform such other duties as may be specifically assigned to him or her from time to time by the Board.

Section 8.    President. Subject to such powers, if any, as may be given by the Board to the Chief Executive Officer, if there is such an officer, the President shall have supervising authority over and may exercise general executive powers concerning all of the operations and business of the Corporation, with the authority from time to time to delegate to other officers such executive and other powers and duties as he or she may deem advisable. The President shall also perform such duties as may be specifically assigned to him or her from time to time by the Board or the Chief Executive Officer. If there be no Chief Executive Officer, or in his or her absence, the President shall preside at all meetings of the stockholders and of the Board, unless the Board appoints another person who need not be a stockholder, officer or director of the Corporation, to preside at a meeting of stockholders.

Section 9.    Vice-President. In the absence of the President or in the event of the President’s inability or refusal to act, the Vice-President, if any (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated by the Board, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice-President shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 10.    Secretary. The Secretary shall attend all meetings of the Board and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board, Chief Executive Officer or President, under whose supervision the Secretary shall be subject. The Secretary shall have custody of the corporate seal of the Corporation, if any, and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the Secretary’s signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer’s signature.

Section 11.    Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 12.    Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, President or Chief Executive Officer, taking proper vouchers for such disbursements, and shall render to the President, Chief Executive Officer and the Board, at its regular meetings, or when the Board so requires, an account of all such transactions as Treasurer and of the financial condition of the Corporation. If required by the Board, the Treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of the Treasurer’s office and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the Treasurer that belongs to the Corporation.

Section 13.    Assistant Treasurer. The Assistant Treasurer, or if there be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

ARTICLE VI.

CAPITAL STOCK

Section 1.    Certificates. The shares of the Corporation shall be represented by a certificate, unless and until the Board adopts a resolution permitting shares to be uncertificated. Certificates shall be signed by, or in the name of the Corporation by, (a) the Chairman of the Board, the Vice-Chairman of the Board, the Chief Executive Officer, the President or a Vice-President, and (b) the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares owned by such stockholder in the Corporation. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be specified.

Section 2.    Signature. Any of or all of the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 3.    Lost Certificates. The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4.    Transfer of Stock. No stockholder may transfer, assign, encumber, hypothecate, pledge, convey in trust, gift, transfer by bequest, devise or descent or otherwise make the subject of disposition any shares of any class of capital stock of the Corporation unless such transaction is first approved in writing by the Board (which approval may be withheld for any reason). For the avoidance of doubt, the following shall be considered a transfer, encumbrance or other disposition within the scope of the immediately preceding sentence: any decoupling of any partial interests in any shares of the Corporation by the stockholder to any other person (for example, a stockholder retaining the voting rights with respect to its stock while transferring the economic rights associated with the same to another party, or vice versa). Such restriction, however, shall not be applicable to: (i) any transfer by will or intestate succession upon death or any gratuitous transfer of the shares of the Corporation to any spouse or member of a stockholder’s immediate family (including adopted children) or grandchildren (or the immediate family of any such person), or to a custodian, trustee (including a trustee of a voting trust), executor or other fiduciary for the account of his or her spouse or members of his or her immediate family (including adopted children) or grandchildren (or to the immediately family of any such person), or to a trust for himself or herself, or a charitable remainder trust; (ii) any sale to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended; or (iii) any bona fide gift to any charitable organization as defined in Section 501(c)(3) of the Internal Revenue Code. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation. In the case of a certificate claimed to have been lost, stolen, or destroyed, the person making the claim must comply with Section 4 of this Article VI.

Section 5.    Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII.

GENERAL PROVISIONS

Section 1.    Dividends. Dividends upon the capital stock of the Corporation, subject to the applicable provisions, if any, of the Certificate of Incorporation, may be declared by the Board at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board shall think conducive to the interest of the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

Section 2.    Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

Section 3.    Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board.

Section 4.    Seal. The Board may adopt a corporate seal having inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 5.    Loans. The Board of the Corporation may, without stockholder approval, authorize loans to, or guaranty obligations of, or otherwise assist, including, without limitation, the adoption of employee benefit plans under which loans and guarantees may be made, any officer or other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or its subsidiary, whenever, in the judgment of the Board, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board shall approve, including, without limitation, a pledge of shares of stock of the Corporation.

Section 6.    Execution of Corporate Instruments.

(a)    The Board may in its discretion determine the method and designate the signatory officer or officers, or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the Corporation.

(b)    Unless otherwise specifically determined by the Board or otherwise required by law, formal contracts of the Corporation, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the Corporation, and other corporate instruments, and certificates of shares of stock owned by the Corporation, shall be executed, signed or endorsed by the Chairman of the Board (if there be such an officer appointed) or by the President; such documents may also be executed by any Vice-President and by the Secretary or Treasurer or any assistant secretary or assistant treasurer. All other instruments and documents requiring the corporate signature may be executed as aforesaid or in such other manner as may be directed by the Board.

(c)    All checks and drafts drawn on banks or other depositaries on funds to the credit of the Corporation or in special accounts of the Corporation shall be signed by such person or persons as the Board shall authorize so to do.

(d)    Execution of any corporate instrument may be effected in such form, either manual, facsimile or electronic signature, as may be authorized by the Board.

ARTICLE VIII.

REPRESENTATION OF SHARES OF OTHER CORPORATIONS

Any and all securities of any other entity standing in the name of the Corporation shall be voted, and all rights incident thereto shall be represented and exercised on behalf of the Corporation, as follows: (i) as the Board may determine from time to time, or (ii) in the absence of such determination, by the Chairman of the Board, or (iii) if the Chairman of the Board shall not vote or otherwise act with respect to the securities, by the President. The foregoing authority may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

ARTICLE IX.

INDEMNIFICATION

Section 1.    Scope. The Corporation shall to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as that Section may be amended and supplemented from time to time, indemnify any director, officer, employee or agent of the Corporation, against expenses (including attorneys’ fees), judgments, fines, amounts paid in settlement and/or other matters referred to in or covered by that Section, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether the basis of such indemnification is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent.

Section 2.    Advancing Expenses. Expenses (including attorneys’ fees) incurred by a present or former director or officer of the Corporation in defending a civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized by relevant provisions of the General Corporation Law of the State of Delaware; provided, however, the Corporation shall not be required to advance such expenses to a director (i) who commences any action, suit or proceeding as a plaintiff unless such advance is specifically approved by a majority of the Board, or (ii) who is a party to an action, suit or proceeding brought by the Corporation and approved by a majority of the Board which alleges willful misappropriation of corporate assets by such director, disclosure of confidential information in violation of such director’s fiduciary or contractual obligations to the Corporation, or any other willful and deliberate breach in bad faith of such director’s duty to the Corporation or its stockholders.

Section 3.    Liability Offset. The Corporation’s obligation to provide indemnification under this Article IX shall be offset to the extent the indemnified party is indemnified by any other source including, but not limited to, any applicable insurance coverage under a policy maintained by the Corporation, the indemnified party or any other person.

Section 4.    Continuing Obligation. The provisions of this Article IX shall be deemed to be a contract between the Corporation and each director, officer, employee or agent of the Corporation, whether before or after the adoption of this bylaw, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

Section 5.    Nonexclusive. The indemnification and advancement of expenses provided for in this Article IX shall (i) not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) continue as to a person who has ceased to be a director, officer, employee or agent and (iii) inure to the benefit of the heirs, executors and administrators of such a person.

Section 6.    Other Persons. In addition to the indemnification rights of directors, officers, employees, or agents of the Corporation, the Board in its discretion shall have the power on behalf of the Corporation to indemnify any other person made a party to any action, suit or proceeding who the Corporation may indemnify under Section 145 of the General Corporation Law of the State of Delaware.

Section 7.    Determination; Claim. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of Expenses under this Article IX is not paid in fully within sixty (60) days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action, the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

Section 8.    Definitions. The phrases and terms set forth in this Article IX shall be given the same meaning as the identical terms and phrases are given in Section 145 of the General Corporation Law of the State of Delaware, as that Section may be amended and supplemented from time to time.

ARTICLE X.

AMENDMENTS

Except as otherwise provided in the Certificate of Incorporation, these Bylaws may be altered, amended or repealed, or new Bylaws may be adopted, by the holders of a majority of the outstanding voting shares or by the Board, when such power is conferred upon the Board by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board or at any special meeting of the stockholders or of the Board if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal Bylaws is conferred upon the Board by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.

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CERTIFICATE OF SECRETARY

OF

VIRGIN AMERICA INC.,

a Delaware corporation

I hereby certify that I am the duly elected and acting Secretary of Virgin America Inc., a Delaware corporation (the “Corporation”), and that the foregoing Bylaws, comprising 15 pages, constitute the Bylaws of the Corporation as duly adopted by the Board pursuant to an Action by Unanimous Written Consent, effective as of December 14, 2016.

/s/ Shannon K. Alberts
Shannon K. Alberts, Secretary